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EXHIBIT 99: Peoples Financial Corporation Press Release Dated December 6, 2002


FOR IMMEDIATE RELEASE:                     FOR MORE INFORMATION
----------------------                     ---------------------
December 6, 2002                           M. O.  Lawrence, III
                                           Senior Vice President
                                           (228) 435-8208
                                           e-mail: mlawrence@thepeoples.com
                                           Jennifer S. Crane
                                           Assistant Vice President, Marketing
                                           (228) 435-8643
                                           jcrane@thepeoples.com


               PEOPLES FINANCIAL CORPORATION DECLARES DIVIDEND AND
                                STOCK REPURCHASE


      Biloxi, Mississippi (December 6, 2002). Peoples Financial Corporation today announced that a semiannual dividend of $.12 per share has been declared to its common shareholders. The dividend, which has a record date of January 8, 2003, will be paid on January 15, 2003.

         According to Chairman, President and CEO Chevis Swetman, "this dividend, combined with the one paid in July, will provide our shareholders with a payout ratio of 35% in 2002. We are quite pleased to meet this goal, which was stated earlier this year."

     A Stock Repurchase Program of up to two and one-half percent (2.5%) of the outstanding common shares of the Corporation's stock was also authorized.

     Peoples Financial Corporation is listed on the NASDAQ Small Cap Market under the symbol PFBX.

     Peoples Financial Corporation, headquartered in Biloxi, Mississippi, is the parent company of The Peoples Bank, Biloxi, Mississippi. Additional information may also be found at their
                           website, www.thepeoples.com